Exhibit 10.8

LOCK-UP AGREEMENT

___________, 2026

Re: Direct Listing of BirchBioMed Inc. Common Shares

BirchBioMed Shareholder:

BirchBioMed, Inc., a corporation incorporated under the laws of British Columbia, Canada (the “Company”) is delivering this Lock-Up Agreement (the “Agreement”) to you, the undersigned party (referred to herein as the “Undersigned”) in connection with the direct listing of the common shares, no par value per share (the “Common Shares”), of the Company on the Nasdaq Global Market (the “Direct Listing”).

The Undersigned irrevocably agrees with the Company that, from the date hereof until ninety days (90) following the date the Common Shares are first listed for trading on the Nasdaq Global Market in connection with the Direct Listing (the “Restriction Period”), the Undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Undersigned or any affiliate of the Undersigned or any person in privity with the Undersigned or any affiliate of the Undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Common Shares, any warrant to purchase Common Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Common Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of the Direct Listing or acquired by the undersigned during the Restriction Period (“Relevant Security”), without prior written consent of the Company. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The Undersigned acknowledges that the Company shall provide written notice to the transfer agent of the Company to inform them of the Restriction Period, which written notice shall include notification by email. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Direct Listing, during the Restriction Period the Undersigned will not, without the prior written consent of the Company: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Restriction Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Restriction Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Agreement.

Notwithstanding the foregoing, the Undersigned may transfer the Undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or shareholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession, or

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Company to be bound by the terms of this Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the lock-up restrictions provided in the first paragraph of this Agreement shall not apply to the transfer of any or all of the Relevant Securities owned by the Undersigned from the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act so long as such plan does not permit the transfer of the Relevant Securities during the Restriction Period other than as otherwise allowed pursuant to this Agreement. In addition, notwithstanding the foregoing, this Agreement shall not restrict the delivery of Common Shares to the Undersigned upon the exercise or vesting of a stock option or other award under the Company’s equity-based incentive plan.

The Undersigned acknowledges that the execution, delivery and performance of this Agreement is a material inducement to the Company to complete the Direct Listing, and the Company shall be entitled to specific performance of the Undersigned’s obligations hereunder. The undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. The Undersigned further that the Undersigned has received adequate consideration therefor and that the Undersigned will indirectly benefit from the Direct Listing. Upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof.

This Agreement shall be binding on successors and assigns of the Undersigned with respect to the Relevant Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:

Name:

Address:

Entity: